Exhibit 10.2

NEKTAR THERAPEUTICS

(formerly known as Inhale Therapeutic Systems, Inc.)

2000 NON-OFFICER EQUITY INCENTIVE PLAN

Adopted August 18, 1998

Amended February 23, 1999

Amended December 14, 1999

Amended and Restated June 6, 2000

Adjusted for 2-for-1 Stock Split on August 22, 2000

Amended August 22, 2000

Amended January 16, 2001

Amended April 25, 2001

Amended June 28, 2001

Amended September 6, 2001

Amended November 12, 2002

Amended April 23, 2004

Stockholder Approval Not Required

Termination Date: None

1.              PURPOSES.

(a)          Amendment and Restatement.  The 1998 Non-Officer Equity Incentive Plan initially was adopted on August 18, 1998 (the “1998 Plan”).  The 1998 Plan hereby is amended and restated in its entirety, effective upon adoption by the Board, and renamed the “2000 Non-Officer Equity Incentive Plan.”  The terms of the Plan shall apply to all Stock Awards granted pursuant to the Initial Plan.

(b)          Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees and Consultants of the Company and its Affiliates who are neither Officers nor Directors.

(c)          Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Nonstatutory Stock Options, (ii) stock bonuses and (iii) rights to acquire restricted stock.

(d)          General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.              DEFINITIONS.

(a)          “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)          “Board” means the Board of Directors of the Company.

(c)          “Code” means the Internal Revenue Code of 1986, as amended.

(d)          “Committee” means a Committee appointed by the Board in accordance with subsection 3(c).

(e)          “Common Stock” means the common stock of the Company.

(f)            “Company” means Nektar Therapeutics, a Delaware corporation.

(g)         “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include Directors of the Company

(h)         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i)            “Director” means a member of the Board of Directors of the Company.

(j)            “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(k)        “Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)      “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)        In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(n)         “Nonstatutory Stock Option” means an option not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)          “Officer” means (i) a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) any other person designated by the Company as an officer.

(p)          “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(q)          “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(r)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(s)          “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(t)            “Plan” means this Nektar Therapeutics 2000 Non-Officer Equity Incentive Plan.

(u)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(v)           “Securities Act” means the Securities Act of 1933, as amended.

(w)        “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(x)          “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.              ADMINISTRATION.

(a)          Administration by Board.  The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)          Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

(ii)        To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To amend the Plan or a Stock Award as provided in Section 12.

(iv)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)          Delegation to Committee.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d)          Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.              SHARES SUBJECT TO THE PLAN.

(a)          Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twelve million seven hundred fifty thousand (12,750,000)(1) shares of Common Stock.  Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by (i) one (1) share for each share of stock issued pursuant to an Option granted under Section 6, and (ii) one and one-half (1.5) shares for each share that is issued pursuant to a stock bonus award or restricted stock award under Section 7.

(b)          Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or reacquired or repurchased by the Company, including, but not limited to, any forfeiture, reacquisition or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan at the rate of (i) one (1) share for each share of stock that had been issued pursuant to an Option granted under Section 6, and (ii) one and one-half (1.5) shares for each share that had been issued pursuant to a stock bonus award or restricted stock award under Section 7.

(c)          Source of Shares.  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.              ELIGIBILITY.

(a)          Eligibility.  Stock Awards may be granted only to Employees and Consultants who are neither Officers nor Directors.

(b)          Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.(2)

(1)          The 3,525,000 shares in the share reserve automatically were adjusted to 7,050,000 shares pursuant to the 2-for-1 stock split on August 22, 2000.  The Board of Directors amended the Plan on August 22, 2000 and increased this number by 1,500,000 shares (post stock split) to a total of 8,550,000 shares. The Board of Directors amended the Plan on January 16, 2001 and increased this number by 800,000 shares to a total of 9,350,000 shares.  The Board of Directors amended the Plan on June 28, 2001 and increased this number by 900,000 to a total of 10,250,000 shares.  The Board of Directors amended the Plan on September 6, 2001 and increased this number by 1,000,000 to a total of 11,250,000 shares.  The Board of Directors amended the Plan on November 12, 2002 and increased this number by 1,500,000 to a total of 12,750,000 shares.

(2)          Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.              OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)          Exercise Price.  The Board shall determine the exercise price of each Option, provided, however, that the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(b)          Consideration.

(i)            The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (A) in cash at the time the Option is exercised or (B) at the discretion of the Board at the time of the grant of the Option (or subsequently) by delivery to the Company of other Common Stock, according to a deferred payment or other similar arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(ii)        Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iii)    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(c)          Transferability. An Option shall be transferable to the extent provided in the Option Agreement.  If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing provisions of this subsection 6(c), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(d)          Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this subsection 6(d) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(e)          Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(f)            Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of three months (or such longer or shorter period specified in the Option Agreement) after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(g)         Disability of Optionholder.  In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(h)         Death of Optionholder.  In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then, subject to any restrictions in the Option Agreement, the Option shall become fully vested and exercisable as of the date of termination.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(c), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(i)            Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.  Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(j)            Term.  No Option shall be exercisable after the expiration of eight (8) years from the date it was granted.

7.              PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)          Stock Bonus Awards.  Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A stock bonus shall be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)        Vesting.  Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement; provided, however, that in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then, subject to any restrictions in the stock bonus agreement, the shares acquired pursuant to the stock bonus agreement shall become fully vested as of the date of termination.

(iv)       Transferability.  Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)          Restricted Stock Awards.  Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price.  The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

(ii)        Consideration.  The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either:  (1) in cash at the time of purchase; (2) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (3) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)    Vesting.  Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)       Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement; provided, however, that in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then, subject to any restrictions in the restricted stock purchase agreement, the shares acquired pursuant to the restricted stock purchase agreement shall become fully vested as of the date of termination.

(v)           Transferability.  Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.              COVENANTS OF THE COMPANY.

(a)          Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)          Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.              USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.       MISCELLANEOUS.

(a)          Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)          Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)          No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate.

(d)          Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the

Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e)          Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.       ADJUSTMENTS UPON CHANGES IN STOCK.

(a)          Capitalization Adjustments.  If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards.  Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)          Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

(c)          Corporate Transaction.  In the event of (1) a sale, lease or other disposition of all or substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such Corporate Transaction. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such Corporate Transaction.

(d)          Securities Acquisition.  In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors and provided that such acquisition is not a result of, and does not constitute, a Corporate Transaction described in subsection 11(c) hereof, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full.

12.       AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)          Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan; provided however, that the rights under any Stock Award shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(b)          Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.       TERMINATION OR SUSPENSION OF THE PLAN.

(a)          Plan Term.  The Board may suspend or terminate the Plan at any time.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)          No Impairment of Rights.  Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

14.       EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon adoption by the Board.

15.       CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Nektar Therapeutics 2000 Non-Officer Equity Incentive Plan (“the Plan”)

This section of the Plan will be known as the Approved Section of the Nektar Therapeutics 2000 Non-Officer Equity Incentive Plan (the “Approved Section”).  The Approved Section has been adopted by way of amendment to the Plan for the sole purpose of providing for the grant of options to United Kingdom-based employees of Nektar Therapeutics and its Subsidiaries and to directors of the Subsidiaries under Section 6 of the Plan where the Committee wishes to grant the employees of Nektar Therapeutics and its Subsidiaries and to directors of the Subsidiaries options under a plan approved by the Board of the Inland Revenue under Schedule 9 of the Income and Corporation Taxes Act 1988 in addition to or as an alternative to the grant of Options and other Stock Awards under the Plan.  The Approved Section shall only be used in connection with option grants to United Kingdom-based employees of Nektar Therapeutics and its Subsidiaries and United Kingdom-based directors of the Subsidiaries.  All other Stock Awards made under the Plan shall be governed by the Plan without reference to the Approved Section.

For the purposes of the Approved Section, the Sections set forth in the Plan shall apply subject to the amendments provided for below and any provision in the Plan that is inconsistent with the following provisions shall not form part of the Approved Section shall be governed by the Plan subject to the amendments provided for below:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               The following words and expressions shall have the following meanings for the purposes of the Approved Section, unless the context otherwise requires:

“the Adoption Date” means the date on which the Approved Section is approved by the Inland Revenue;

“the Appropriate Period” has the same meaning as in paragraph 15(2) of Schedule 9 to the Taxes Act;

“Approved Option” means an Option to acquire Section Shares which is granted under Section 6 and satisfies the conditions of the Approved section;

“Approved Section” means the Approved Section of the Nektar Therapeutics 200 Non-Officer Equity Incentive Plan constituted and governed by the Plan subject to the amendments set out herein;

“Associated Company” has the same meaning as in Section 187(2) of the Taxes Act;

“the Company” means Nektar Therapeutics, a Delaware corporation with business address 150 Industrial Road, San Carlos, California 94070-6256;

“Control” has the same meaning as in section 840 of the Taxes Act and “controlled” shall be construed accordingly;

“Date of Grant” means the date on which an Approved Option is, was, or is to be granted under the Approved Section;

“Eligible Employee” means a person who is at the relevant Date of Grant:

(A)                               a Full-time Director or a qualifying Employee selected by the Committee to participate in the Approved Section; and

(B)                               not precluded by paragraph 8 of Schedule 9 (material interest I close company) to the Taxes act from participating in the Approved Section;

“Full-Time Director” means a director of a Subsidiary whose terms of office or employment require such director to work for at least twenty-five hours per week (excluding meal breaks);

“Qualifying Employee” means an employee of the Company or a Subsidiary who is not a director of the Company or Subsidiary;

“Qualifying Employment” means office or employment either as a Full-Time Director or as a Qualifying Employee as the case may be;

“Section Shares” means Shares which satisfy the conditions specified in Paragraphs 10 to 14 of Schedule 9 to the Taxes Act (fully paid up, unrestricted, ordinary share capital) to be acquired by a Participant on the exercise by such participant of an Approved Option which Shares shall as to voting, dividend, transfer and other rights including those arising in the liquidation of the Company rank pari passu in all respects and as to one class with the Shares of the Company in issue at that time;

“Subsidiary” means a body corporate of which the Company is for the time being to be taken to have Control and which is a subsidiary of the Company within section 736 of the Companies Act 1985;

“Subsisting Option” means an Approved Option which has neither lapsed nor been exercised;

“Taxes Act” means the Income and Corporation Taxes Act 1988;

Where the context so permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

Reference to any Act shall include any statutory modification, amendment or re-enactment thereof;

2.                                      ELIGIBILITY

2.1                               Notwithstanding Section 5 of the Plan, Approved Options shall only be granted to Eligible Employees.

3.                                      OPTION PROVISIONS

Section 6 of the Plan shall apply provided that the grant of each Approved Option shall comply with the following conditions:

3.1                               An Approved Option may not be exercised later than the day before the tenth anniversary of the Date of Grant on which day the same (if it has not already ceased to be exercisable) shall lapse.

The exercise price payable for each Section Share in the event of an Approved Option being exercised shall be:

(A)                               Where Approved Options are granted when the Shares are not quoted on the New York Stock Exchange, the greater of:

(1)                                 the par value of a Share; and

(2)                                 the amount determined to be the market value of a share on the Date of grant in accordance with the provisions of part VIII of the Taxation of Chargeable Gains Act of 1992 and agreed for the purposes of the Approved Section with the Inland Revenue Share Valuation Division prior to the date on which an Approved Option is granted to a Participant;

(B)                               where Approved options are granted when the Shares are quoted on the New York Stock Exchange, the greater of:

(1)                                 the par value of a Share; and

(2)                                 on any Date of Grant, the closing sales price for a Share on the New York Stock Exchange on the immediately preceding day on which Shares were traded on the New York Stock Exchange as published in the Wall Street Journal;

3.2                               The form of grant of an Approved Option shall be executed by the Company as a deed, and shall state the exercise price, the number of Shares, the Date of Grant and any performance conditions applicable to the exercise of the approved Option.

3.3                               Any Approved Option granted to an Eligible Employee shall be limited and take effect so that at the Date of Grant of such Approved Option the aggregate of:

(A)       the market value of shares comprised in such Approved Option; and

(B)       the market value of shares comprised in any Subsisting Options which have been granted to that Eligible Employee; and

(C)       the market value of any Shares the Eligible Employee may acquire in pursuance of options granted to such Eligible Employee (and not exercised) under any other scheme approved under Schedule 9 to the Taxes Act and established by the Company or any Associated Company of the Company providing for the grant of options to acquire Shares (other than a savings related share option scheme)

shall not exceed £30,000 (or such other amount as may be prescribed by Paragraph 28 of Schedule 9 to the Taxes Act from time to time).

For the purposes of this paragraph “market value” shall be calculated in accordance with Paragraph 28 of Schedule 9 to the Taxes Act at the respective Dates of Grant.

3.4                               The type of consideration in which the exercise price of an Approved Option is to be paid shall be in monetary form.

3.5                               An Approved Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of assignment.  Any purported sale, pledge, assignment, hypothecation, transfer or disposal of or dealing with an Approved Option shall cause the Approved Option to lapse forthwith.

3.6                               No Approved Option may be exercised at any time when the Shares which may be thereby acquired are not Section Shares.

3.7                               Upon the exercise of an Approved Option in accordance with the Plan, the Company shall promptly and in any event not later than 30 days after the exercise of an Approved Option issue or cause to be issued a stock certificate to the Participant or a book-entry crediting the Participant’s account with the appropriate number of Section Shares.

3.8                               No Approved Option may be exercised when the Participant to who it was granted is precluded from participating in the Approved Section by virtue of paragraph 8 of Schedule 9 to the Taxes act (material interest in close company).

4.                                      TERMINATION OF EMPLOYMENT

4.1                               Except as provided in Section 6 paragraph (e) (Termination of continuous Service), Section paragraph (g) (Disability of the Optionholder) and Section 6 paragraph (h) (Death of the Optionholder) of the Plan no Approved Option may be exercised unless the Participant shall have been in Qualifying Employment since the date of the grant of such Approved Option.

4.2                               Section 6 paragraph (h) (Death of the Optionholder) of the Plan shall apply for the purposes of the Approved Section provided that no Approve Option may be exercised more than one year later the death of a Participant and following the death of a Participant an Approved Option may only be exercised by the personal representatives of that Participant.

4.3                               A female Participant whose employment has been terminated in circumstances such that, pursuant to the Employment Rights Act 1996, she has a right to return to work shall be deemed for the purposes of the Approved Section not to have eased to be in Qualifying Employment until such time as she is no longer capable, pursuant to the said Act, of exercising a right to return to work and has not exercised such right.

5.                                      PROVISIONS OF THE PLAN NOT TO APPLY TO APPROVED OPTIONS

5.1                               Section 6 paragraphs 6 (b)(I)(B), (ii) and (iii) Consideration) and (i) (Early Exercise), 7 (Provisions of Stock Awards other than Options) and 10 paragraphs 9a) (Acceleration of Exercisability and Vesting) and (d) (Investment Assurances) of the Plan shall not apply for the purposes of the Approved Section.

6.                                      NO OBLIGATION TO EMPLOY

Section 10 paragraph © (No Employment or other Service Rights) of the Plan shall apply subject to the following further condition for the purposes of the Approved Section:

6.1                               Participation in the Approved Section by a participant is a matter entirely separate from, and shall not affect, the Participant’s pension rights and terms of employment and, in particular (but without prejudice to the foregoing), if a Participant shall cease for any reason (including wrongful dismissal) to be employed by or hold office with the Company or a Subsidiary the Participant shall not be entitled by way of compensation for loss or otherwise howsoever, of any sum or benefit to compensate the Participant for the loss of any right or benefit under the Approved Section.

7.                                      WITHHOLDING OBLIGATIONS

The following provision shall be substituted for Section 10 paragraph (e) (Withholding Obligations) of the Plan for the purposes of the Approve Section:

7.1                               If a Participant is liable to tax, duties and social security contributions on the exercise of an Approved Option and the Company or the Participant’s employing company or former employing company is liable to make payment to appropriate authorities on account of that liability, then the Participant will enter into such arrangements as necessary for ensuring that that company is put in sufficient funds to enable t to discharge its liability to make the payment to the appropriate authority, or is reimbursed for any payment made.

8.                                      ADJUSTMENT UPON CHANGES IN STOCK

8.1                               The provisions of Section 11 paragraphs (c) (Corporate Transaction) and (d) (Securities Acquisition) of the Plan shall be modified for the purposes of the Approved Section so that they applies only where a company (“the Acquiring Company”)

(A)                               obtains Control of the Company as a result of:

(1)                                 a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by it) made on a condition such that if satisfied the Acquiring Company will have Control of the Company; or

(2)                                 a general offer to acquire all the Ordinary Shares (or such Ordinary Shares as are not already owned by the Acquiring Company); or

(B)                               obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 of the Companies Act 1985;

(C)                               becomes bound or entitled to acquire Ordinary Shares under sections 428 to 430 of the Companies Act 1985.

8.2                               Where Rule 8.1 applies any Option subsisting at the date of the Corporate Transaction or Securities Acquisition (as defined in the Plan) may be released by the Participant at any time during the Appropriate period, at the option of the Committee and with the agreement of the Acquiring Company, for an equivalent option over shares of the Acquiring Company which satisfies the conditions that it:

(A)       is over shares in the acquiring company or a company which has Control of the acquiring company which satisfy the conditions specified in paragraphs 10 to 14 of Schedule 9 to the Taxes Act (and the terms “Ordinary Shares” and “Scheme Shares” in this Scheme shall thereafter be construed accordingly);

(B)       is the right to acquire such number of Scheme Shares as has on acquisition of the new Option as aggregate market value equal to the aggregate market value of the Scheme Shares subject to the old Option immediately before its release;

(C)       has an Option Price per Scheme Share such that the total amount payable on exercise is equal to the total amount payable on exercise of the old Option; and

(D)       is otherwise in identical terms to the old Option and for this purpose references to “the Company” in the Plan other than Section 6) shall, unless the context otherwise requires, be deemed to refer to the acquiring company or, as the case may be, to the other company over whose shares the new Option is granted.

The new Option shall for all other purposes of the Scheme be treated as having been acquired at the same time as the old Option is respect of which it is granted.

8.3                               Every alteration or variation made pursuant to Section 11 for the purposes of the Approved Section shall be subject to the prior approval of the Board of Inland Revenue.

8.4                               Following the adjustment, the Shares continue to be Section Shares.

9.                                      AMENDMENT OF THE PLAN AND STOCK AWARDS

Section 12 of the Plan shall operate for the purposes of the Approved Section of the Plan subject to the following condition:

9.1                               Following the approval of the Approved Section under Schedule 9 to the Taxes Act, no alteration of the Approved Section shall have effect until approved by the Board of Inland Revenue.

10.                               CHOICE OF LAW

10.1                        Notwithstanding Section 15 of the Plan, the Approved Section shall be governed by and construed in accordance with the laws of England, except that any matters relating to the internal governance of the Company shall be governed by Delaware law.